                                                                      EXHIBIT 20

                     DAIMLER-BENZ VEHICLE OWNER TRUST 1998-A
                            MONTHLY SERVICING REPORT
                   SERVICER: MERCEDES-BENZ CREDIT CORPORATION
                             TRUSTEE: CITIBANK, N.A.
                        COLLECTION PERIOD: FEBRUARY 2001


DISTRIBUTION DATE:
                     03/20/01


STATEMENT TO NOTEHOLDERS AND  CERTIFICATEHOLDERS PURSUANT TO
SECTION 4.9 OF THE SALE AND SERVICING AGREEMENT

                                                                                                            Per $1,000 of Original
                                                                                                                Class A/Class B
                                                                                                                    Amounts
                                                                                                         --------------------------
      (i)       Principal Distribution
                ----------------------
                     Class A-1                                                           $          0.00             $ 0.000000
                     Class A-2                                                           $          0.00             $ 0.000000
                     Class A-3                                                           $ 29,182,455.44             $67.011921
                     Class A-4                                                           $          0.00             $ 0.000000
                     Class B Amount                                                      $          0.00             $ 0.000000
     (ii)       Interest Distribution
                ---------------------
                     Class A-1                                                           $          0.00             $ 0.000000
                     Class A-2                                                           $          0.00             $ 0.000000
                     Class A-3                                                           $    788,828.27             $ 1.792792
                     Class A-4                                                           $  1,051,830.00             $ 4.350000
                     Class B Amount                                                      $    382,415.48             $ 4.683333
    (iii)       Monthly Servicing Fee                                                    $    422,419.16
                ---------------------
                     Monthly Supplemental Servicing Fee                                  $          0.00
     (iv)       Class A-1 Principal Balance (end of Collection Period)                   $          0.00
                Class A-1 Pool Factor (end of Collection Period)                                0.000000%
                Class A-2 Principal Balance (end of Collection Period)                   $          0.00
                Class A-2 Pool Factor (end of Collection Period)                                0.000000%
                Class A-3 Principal Balance (end of Collection Period)                   $154,265,979.80
                Class A-3 Pool Factor (end of Collection Period)                              35.0604500%
                Class A-4 Principal Balance (end of Collection Period)                   $241,800,000.00
                Class A-4 Pool Factor (end of Collection Period)                              100.000000%
                Class B Principal Balance (end of Collection Period)                     $ 81,654,551.40
                Class B Pool Factor (end of Collection Period)                                100.000000%
      (v)       Pool Balance (end of Collection Period)                                  $477,720,531.20

     (vi)       Interest Carryover Shortfall
                ----------------------------
                     Class A-1                                                           $          0.00             $ 0.000000
                     Class A-2                                                           $          0.00             $ 0.000000
                     Class A-3                                                           $          0.00             $ 0.000000
                     Class A-4                                                           $          0.00             $ 0.000000
                     Class B                                                             $          0.00             $ 0.000000
                Principal Carryover Shortfall
                -----------------------------
                     Class A-1                                                           $          0.00             $ 0.000000
                     Class A-2                                                           $          0.00             $ 0.000000
                     Class A-3                                                           $          0.00             $ 0.000000
                     Class A-4                                                           $          0.00             $ 0.000000
                     Class B                                                             $          0.00             $ 0.000000

    (vii)       Balance of the Reserve Fund Property (end of Collection Period)
                     Class A Amount                                                      $ 40,967,166.66
                     Class B Amount                                                      $          0.00

   (viii)       Aggregate Purchase Amount of Receivables repurchased by the Seller
                                        or the Servicer                                  $ 32,577,071.15